U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 4, 2016

TAITRON COMPONENTS INCORPORATED
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-25844 (Commission File Number)	95-4249240 (I.R.S. Employer Identification No.)

28040 WEST HARRISON PARKWAY, VALENCIA, CALIFORNIA  91355
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (661) 257-6060

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  7.01  Regulation FD Disclosure

On November 4, 2016, the Company’s Board of Directors authorized a quarterly cash dividend in the amount of $0.025 per share of Class A and Class B issued and outstanding common stock. The dividend will be paid on November 30, 2016 to stockholders of record as of November 14, 2016.  A copy of the press release is furnished herewith as Exhibit 99.1  Under our existing dividend policy, the Company will target a cash dividend to our stockholders in the amount of $0.10 per share per annum, payable in equal $0.025 per share quarterly installments.  Subsequent dividend declarations and the establishment of record and payment dates for such future dividend payments, if any, are subject to the Board of Directors' continuing determination that the dividend policy is in the best interests of the Company's stockholders. The dividend policy may be suspended or cancelled at the discretion of the Board of Directors at any time.

Safe Harbor Statement
Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

ITEM  9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release dated November 4, 2016 announcing the Company declared a quarterly cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAITRON COMPONENTS INCORPORATED

Dated: November 4, 2016	By:	/s/ David Vanderhorst
David Vanderhorst
Chief Financial Officer